SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549

                             FORM 8-K

        Current Report Pursuant to Section 13 or 15(d) of
                    The Securities Act of 1934


Date of Report (Date of earliest event reported): August 8, 2000


                      E*MACHINERY.NET, INC.

        Delaware             033-26344               75-2254748
State of Incorporation   Commission File No.      (I.R.S. Employer
                                               Identification No.)


                       1400 Medford Plaza
                    Route 70 & Hartford Road
                   Medford, New Jersey 08055
                 (Address of Principal Offices)

                Telephone Number: (609) 953-7985



                HARVARD FINANCIAL SERVICES CORP.
                         (Former Name)


5. OTHER EVENTS

     On August 8, 2000, U.S. Machinery Corp., a Texas corporation and a wholly owned subsidiary of the Registrant, sold its first previously purchased machine, a Caterpillar D10R crawler tractor to J.A. Riggs Tractor Co. of Little Rock, Arkansas, a prominent Caterpillar dealership. The significance of the first profitable sale is the emergence of U.S. Machinery Corp. from its startup status to that of an active operating company.

     U.S. Machinery Corp. specializes in the purchase and resale of larger end Caterpillar (NYSE: CAT) construction and mining machinery and it utilizes Darr Equipment Company as one of the largest Caterpillar dealers in the world to rebuild on a quality basis such machinery.

     U.S. Machinery Corp. has many Caterpillar machines in the rebuild pipeline that have been purchased and are currently being rebuilt at Darr Equipment Company's Longview, Texas facility.

     E*machinery.net, inc. is continuing to develop its website/portal. Through this portal the Company plans to provide
Caterpillar dealers and distributors access to construction and mining machinery worldwide.

                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   E*MACHINERY.NET, INC.

                                   BY:/s/Arthur O'Shea
                                   Arthur O'Shea, President

Dated: August 8, 2000